AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON            , 1997

                                           REGISTRATION STATEMENT NO. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                                               SEARS, ROEBUCK AND CO.
    SEARS ROEBUCK ACCEPTANCE CORP.         (EXACT NAME OF CO-REGISTRANT AS
(EXACT NAME OF REGISTRANT AS SPECIFIED        SPECIFIED IN ITS CHARTER)
            IN ITS CHARTER)                 NEW YORK
                                            (STATE OF
     DELAWARE          51-0080535        INCORPORATION)        36-1750680
     (STATE OF      (I.R.S. EMPLOYER                        (I.R.S. EMPLOYER
  INCORPORATION)     IDENTIFICATION                          IDENTIFICATION
                          NO.)                                    NO.)
                                                  3333 BEVERLY ROAD
                                           HOFFMAN ESTATES, ILLINOIS 60179
           3711 KENNETT PIKE                       (847) 286-2500
      GREENVILLE, DELAWARE 19807          (ADDRESS, INCLUDING ZIP CODE, AND
            (302) 888-3100                        TELEPHONE NUMBER,
   (ADDRESS, INCLUDING ZIP CODE, AND         INCLUDING AREA CODE, OF CO-
           TELEPHONE NUMBER,              REGISTRANT'S PRINCIPAL EXECUTIVE
 INCLUDING AREA CODE, OF REGISTRANT'S                 OFFICES)
     PRINCIPAL EXECUTIVE OFFICES)
            KEITH E. TROST                     MICHAEL D. LEVIN, ESQ.
               PRESIDENT                  SENIOR VICE PRESIDENT AND GENERAL
    SEARS ROEBUCK ACCEPTANCE CORP.                     COUNSEL
           3711 KENNETT PIKE                   SEARS, ROEBUCK AND CO.
      GREENVILLE, DELAWARE 19807                  3333 BEVERLY ROAD
            (302) 888-3100                 HOFFMAN ESTATES, ILLINOIS 60179
                                                   (847) 286-2500
 (NAMES, ADDRESSES, INCLUDING ZIP CODE, AND TELEPHONE NUMBERS, INCLUDING AREA
                         CODE, OF AGENTS FOR SERVICE)
                                  COPIES TO:
         NANCY K. BELLIS, ESQ.                 MARC D. BASSEWITZ, ESQ.
               SECRETARY                          LATHAM & WATKINS
    SEARS ROEBUCK ACCEPTANCE CORP.             SEARS TOWER, SUITE 5800
           3711 KENNETT PIKE                   CHICAGO, ILLINOIS 60606
      GREENVILLE, DELAWARE 19807

                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                        CALCULATION OF REGISTRATION FEE
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
                                                          PROPOSED
                                           PROPOSED       MAXIMUM
 TITLE OF EACH CLASS OF      AMOUNT        MAXIMUM       AGGREGATE     AMOUNT OF
    SECURITIES TO BE         TO BE      OFFERING PRICE    OFFERING    REGISTRATION
       REGISTERED          REGISTERED    PER UNIT(1)      PRICE(1)        FEE
----------------------------------------------------------------------------------
Debt Securities......... $4,500,000,000      100%      $4,500,000,000  $1,551,724
----------------------------------------------------------------------------------

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(1) Pursuant to Rule 429, the prospectus included in this registration statement is a combined prospectus and also relates to Debt Securities having an aggregate initial offering price not in excess of $1,294,750,000 which have not yet been offered for sale under the original Registration Statement No. 333-9817 on Form S-3. A filing fee of $1,379,310.00 was paid with respect to the $4,000,000,000 amount of Debt Securities registered pursuant to Registration Statement No. 333-9817, of which $446,466 represented the filing fee associated with the amount of such Debt Securities which has not yet been offered for sale.
                                ---------------
  THE REGISTRANT AND CO-REGISTRANT HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT AND CO-REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                         SEARS ROEBUCK ACCEPTANCE CORP.

                                DEBT SECURITIES

                                 ------------

  Sears Roebuck Acceptance Corp. ("SRAC") from time to time may offer up to $5,794,750,000 aggregate initial offering price of its debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness (the "Debt Securities"). If so provided in the accompanying Prospectus Supplement, the Debt Securities of any series may be represented in whole or in part by one or more Global Securities ("Global Securities") registered in the name of a depository's nominee and, if so represented, beneficial interests in such Global Securities will be shown on, and transfers thereof will be effected only through, records maintained by the depository and its participants. The Debt Securities may be offered as separate series in amounts, at prices and on terms to be set forth in supplements to this Prospectus. It is anticipated that SRAC will sell Debt Securities directly to institutional investors and may sell Debt Securities to or through underwriters, and also may sell Debt Securities directly to other purchasers or through agents. See "Plan of Distribution." The accompanying Prospectus Supplement or Prospectus Supplements (the "Prospectus Supplement") sets forth the names of any underwriters or agents involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered, the principal amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

  The terms of the Debt Securities, including, where applicable, the specific designation, aggregate principal amount, denominations, maturity, premium, if any, rate (which may be fixed or variable) and time of payment of interest, if any, terms for redemption at the option of SRAC or the Holder, terms for sinking fund payments, the initial public offering price, the names of, and the principal amounts, if any, to be purchased by underwriters and the compensation of such underwriters, deferred pricing arrangements, if any, and the other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered, are set forth in the accompanying Prospectus Supplement.

  As used herein, Debt Securities shall include securities denominated in U.S. dollars or, at the option of SRAC if so specified in the applicable Prospectus Supplement, in any other currency or in composite currencies or in amounts determined by reference to an index.

                                 ------------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CON-
   TRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is        , 1997

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   3
Reports to Holders of Debt Securities......................................   3
Incorporation of Certain Documents by Reference............................   3
Sears Roebuck Acceptance Corp..............................................   4
Use of Proceeds............................................................   4
Summary Financial Information..............................................   5
Ratio of Earnings to Fixed Charges.........................................   6
Description of Debt Securities.............................................   6
Plan of Distribution.......................................................  10
Legal Opinion..............................................................  10
Experts....................................................................  10

                             AVAILABLE INFORMATION

  SRAC and Sears, Roebuck and Co. ("Sears"), SRAC's parent, are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith file reports and other information with the Securities and Exchange Commission (the "Commission"). Sears also files proxy statements with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Suite 1400, Citicorp Center, 500 W. Madison Street, Chicago, Illinois 60661-2511; and copies of such materials can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). Reports and other information concerning SRAC can also be inspected at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Reports, proxy statements and other information concerning Sears can also be inspected at the offices of the New York Stock Exchange, Inc., the Chicago Stock Exchange Incorporated, 440 South LaSalle Street, Chicago, Illinois 60605, and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104.

  Additional information regarding SRAC, Sears and the Debt Securities is contained in the Registration Statement and the exhibits relating thereto, filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). For further information pertaining to SRAC, Sears and the Debt Securities, reference is made to the Registration Statement, and the exhibits thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates.

                     REPORTS TO HOLDERS OF DEBT SECURITIES

  Holders of Debt Securities will receive annual reports containing information, including financial information that has been audited and reported on by independent public accountants, about SRAC.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Annual Reports on Form 10-K for the year ended December 28, 1996 filed by SRAC and Sears, the Quarterly Reports on Form 10-Q for the quarter ended March 29, 1997 filed by SRAC and Sears, and the Current Reports on Form 8-K for January 7, January 23, April 10, June 3, June 5 and June 11, 1997 filed by Sears and for February 25 and May 9, 1997 filed by SRAC with the Commission pursuant to Section 13 of the Exchange Act, are incorporated in and made part of this Prospectus by reference.

  All documents filed by SRAC or Sears with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities (other than those portions of such documents described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the Commission) shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

  SRAC WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). WRITTEN OR TELEPHONE REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO SEARS ROEBUCK ACCEPTANCE CORP., 3711 KENNETT PIKE, GREENVILLE, DELAWARE 19807, ATTENTION: VICE PRESIDENT (302/888-
3100).

                        SEARS ROEBUCK ACCEPTANCE CORP.

  SRAC is a wholly-owned subsidiary of Sears and was incorporated in 1956 under the laws of Delaware. Its general offices are located at 3711 Kennett Pike, Greenville, Delaware 19807 (302/888-3100). SRAC raises funds primarily from the direct placement of commercial paper with corporate and institutional investors and through intermediate-term loans, discrete underwritten debt and medium-term notes. SRAC uses borrowing proceeds to acquire short-term notes of Sears and purchase outstanding customer receivable balances from Sears. Sears, which is a multi-line retailer that conducts domestic and international merchandising operations, uses the funds obtained from SRAC for general funding purposes. SRAC, and not Sears, will be the sole obligor on the Debt Securities.

  SRAC's income is derived primarily from the earnings on its investment in the notes and commercial receivable balances of Sears. The interest rate on Sears notes is presently calculated so that SRAC maintains an earnings to fixed charges ratio of at least 1.25. The yield on the investment in Sears notes is related to SRAC's borrowing costs and, as a result, SRAC's earnings fluctuate in response to movements in interest rates and changes in Sears borrowing requirements. Subject to the provisions of the Indenture relating to the Debt Securities, SRAC will be required to maintain a ratio of earnings to fixed charges (determined in accordance with Item 503(d) of Regulation S-K promulgated by the Commission) of not less than 1.10 for any fiscal quarter and cause Sears to maintain ownership of all voting stock of SRAC as long as any Debt Securities are outstanding, and Sears has agreed to pay SRAC such amounts as may be necessary for such purpose and to maintain such ownership. See "Description of Debt Securities--Certain Restrictions."

  At June 30, 1997, SRAC had nine employees.

                                USE OF PROCEEDS

  The net proceeds to be received by SRAC from the sale of the Debt Securities offered hereby will be added to its general funds and initially used to reduce short-term indebtedness. As indicated under "Sears Roebuck Acceptance Corp.," SRAC's principal business is the purchase of short-term notes of Sears; also, on occasion, SRAC purchases commercial receivable balances from Sears domestic credit operations. SRAC expects to incur additional indebtedness, but the amount and nature thereof have not yet been determined and will depend on economic conditions and certain capital requirements of Sears. It is anticipated that Sears and its subsidiaries will continue their practice of short-term borrowing and will, from time to time, incur additional long-term debt and engage in securitization programs in which interests in pools of credit card receivables are sold in public or private transactions. Sears also may, from time to time, issue equity securities.

                         SUMMARY FINANCIAL INFORMATION

  The following table sets forth certain summary financial information of SRAC for the five fiscal years ended December 28, 1996. The summary information should be read in conjunction with the financial statements of SRAC and the notes thereto incorporated herein by reference.

                                       1996     1995    1994    1993    1992
                                      -------  ------  ------  ------  -------
                                             (DOLLARS IN MILLIONS)
Operating Results
Total revenues....................... $   689  $  510  $  283  $  338  $   697
Interest and related expenses........     546     405     219     236      483
Total expenses.......................     548     407     221     277      532
Income taxes.........................      49      36      22      21       56
Net income...........................      92      67      40      40      108
Financial Position
Assets
  Notes of Sears..................... $11,609  $8,397  $6,843  $3,404  $10,494
  Commercial receivable balances
   purchased from Sears..............      76      81      82      88      963
  Total assets.......................  12,004   8,635   7,031   4,146   12,415
Liabilities
  Commercial paper................... $ 3,324  $4,451  $4,913  $2,475  $ 8,515
  Agreements with bank trust
   departments.......................      82     137      87     140      398
  Intermediate-term loans............     715     895     845     --       --
  Medium-term notes..................   4,834   1,384     --      --       --
  Discrete underwritten debt.........   1,298     499     --      --       --
  Loan agreements with Sears Overseas
   Finance, N.V......................     --      --      --      380      332
  Total liabilities..................  10,317   7,390   5,854   3,008    9,287
Sears, Roebuck and Co. investment in
 SRAC
  Capital stock (including capital in
   excess of par value).............. $   385  $   35  $   35  $   35  $   365
  Retained income....................   1,302   1,210   1,143   1,103    2,763
Debt as percentage of equity.........     608%    592%    496%    263%     296%
Other Pertinent Data
Commercial paper
  Average daily outstandings......... $ 4,387  $4,963  $3,615  $3,812  $ 9,328
Agreements with bank trust
 departments
  Average daily outstandings.........      98     154     124     402      747
Contractual credit facilities (year-
 end)................................   5,000   5,720   5,132   4,200   10,812

                      RATIO OF EARNINGS TO FIXED CHARGES

  The ratio of earnings to fixed charges for SRAC for the three-month period ended March 29, 1997 was 1.25 and for the years ended December 28, 1996, December 30, 1995, and December 31, 1994, 1993 and 1992 was 1.26, 1.26, 1.29,
1.26 and 1.34, respectively. Earnings consist of net income plus fixed charges and income taxes. Fixed charges consist of interest costs and amortization of debt discount and expense; rental expense is insignificant with no effect on the calculation. The interest rate paid by Sears to SRAC on its investment in Sears notes is presently calculated to produce earnings sufficient to cover SRAC's fixed charges at least 1.25 times.

  The ratio of income to fixed charges for Sears and its consolidated subsidiaries for the three-month period ended March 29, 1997 was 1.87 and for the years ended December 28, 1996, December 30, 1995, and December 31, 1994 and 1993 was 2.40, 2.15, 2.06 and 1.66, respectively. For the year ended December 31, 1992, earnings did not cover fixed charges by $2,870 million. In the computation of the ratio of income to fixed charges for Sears and its consolidated subsidiaries, income consists of income from continuing operations less undistributed net income of unconsolidated subsidiaries plus fixed charges (excluding capitalized interest) and federal and state income taxes. Fixed charges consist of interest costs plus the portion of operating lease rentals which is estimated to represent the interest element in such rentals.

                        DESCRIPTION OF DEBT SECURITIES

  The following descriptions of the terms of the Debt Securities set forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Offered Debt Securities.

  The Debt Securities are to be issued under one of the Indentures (each, an "Indenture") referred to in the following sentence, a copy of the form of which has been filed as an exhibit to the Registration Statement. SRAC has entered into an Indenture with The Chase Manhattan Bank, as Trustee, and may enter into Indentures with one or more other Trustees eligible to act as Trustee (each, a "Trustee") under an Indenture pursuant to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The particular Indenture under which any series of Debt Securities is to be issued, and the identity of the Trustee under such Indenture, will be identified in the Prospectus Supplement relating to such series of Debt Securities. The following summaries of certain provisions of the Debt Securities and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference.

GENERAL

  The Debt Securities will be unsecured obligations of SRAC.

  The Indenture does not limit the amount of Debt Securities that may be issued thereunder and provides that Debt Securities may be issued thereunder from time to time in one or more series.

  Reference is made to the Prospectus Supplement relating to the particular series of Offered Debt Securities offered thereby for the following terms of the Offered Debt Securities: (i) the title of the Offered Debt Securities;
(ii) any limit on the aggregate principal amount of the Offered Debt Securities; (iii) the date or dates on which the Offered Debt Securities will mature; (iv) the price (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued; (v) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest, if any; (vi) the date from which such interest, if any, on the Offered Debt Securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the Regular Record Dates for such Interest Payment Dates, if any; (vii) the date or dates, if any, after or on which and the price or prices at which the Offered Debt Securities may, pursuant to any optional or mandatory redemption, conversion or exchange provisions, be redeemed, converted or exchanged at the option of SRAC or of the Holder thereof and the other detailed terms and provisions of such optional or mandatory redemption; (viii) any subordination provisions; (ix) the dates, if any, on which and the price or prices at which the Offered Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund provisions, be redeemed by SRAC, and the other detailed terms and provisions of such sinking fund; (x) if other than the principal amount thereof, the amount of Offered Debt Securities which shall be payable upon declaration of acceleration of the Maturity thereof;
(xi) the terms of any warrants attached to the Offered Debt Securities; (xii) the currency or currencies, including European Currency Units or other composite currencies, in which Offered Debt Securities may be purchased and in which principal, premium, if any, and interest, if any, on the Offered Debt Securities will be payable; (xiii) any index used to determine the amount of payments of principal, premium, if any, and interest, if any, on the Offered Debt Securities; (xiv) whether the Offered Debt Securities are issuable in whole or in part as one or more Global Securities and, in such case, the name of the Depository for such Global Security or Global Securities; (xv) the place or places, if other than as set forth in the Indenture, where the principal, premium, if any, and interest, if any, on the Offered Debt Securities will be payable; and (xvi) any other terms relating to the Offered Debt Securities not inconsistent with the Indenture but which may modify or delete any provision of the Indenture insofar as it applies to such series; provided that no term thereof shall be modified or deleted if imposed under the Trust Indenture Act and that any modification or deletion of the rights, duties or immunities of the Trustee shall have been consented to in writing by the Trustee.

  Principal, premium, if any, and interest, if any, will be payable, and the Debt Securities (other than Debt Securities represented by Global Securities) will be transferable, at the office or agency of SRAC maintained for such purposes in the Borough of Manhattan of the City of New York, and at such other places, if any, in the city in which the principal executive offices of SRAC or the city in which the principal corporate trust office of the Trustee are located, as SRAC may designate, which, except as otherwise specified in the Prospectus Supplement relating to a particular series of Offered Debt Securities, will initially include the principal corporate trust office of the Trustee in the Borough of Manhattan of The City of New York and the principal executive offices of SRAC in Greenville, Delaware. Unless other arrangements are made, interest on the Debt Securities (other than Debt Securities represented by Global Securities) will be paid by checks mailed to the Holders at their registered addresses. (Sections 2.5, 3.1, 3.2) Information with respect to payment of principal, premium, if any, and interest, if any, on, and transfers of beneficial interests in, Debt Securities represented by Global Securities will be set forth in the Prospectus Supplement relating thereto.

  If the principal, premium, if any, and interest, if any, will be payable in a currency other than U.S. dollars, including European Currency Units or another composite currency, and such currency is not available for payment due to the imposition of exchange controls or other circumstances beyond the control of SRAC, SRAC shall satisfy its payment obligations in U.S. dollars on the basis of the Market Exchange Rate for such currency on the latest date for which such rate was established on or before the date on which payment is due. (Section 2.12)

  Unless otherwise indicated in the Prospectus Supplement relating thereto, the Debt Securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of the Offered Debt Securities, but SRAC may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 2.2, 2.5)

  Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the Prospectus Supplement relating thereto. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the Maturity thereof upon the occurrence of a default and the continuation thereof.

CERTAIN RESTRICTIONS

  The Indenture provides that SRAC will maintain a Fixed Charge Coverage Ratio for any fiscal quarter of not less than 1.10 and that SRAC will cause Sears to maintain ownership of all the voting stock of SRAC. "Fixed Charge Coverage Ratio" means SRAC's ratio of earnings to fixed charges determined in accordance with Item 503(d) of Regulation S-K promulgated by the Commission, as in effect on the date of the Indenture. Pursuant to letter agreements between SRAC and Sears (the "Fixed Charge Coverage and Ownership Agreement"), Sears has agreed, for the benefit of holders of outstanding Debt Securities, that, (i) as long as SRAC is so required to maintain such Fixed Charge Coverage Ratio, Sears will pay SRAC such amounts which, together with any other earnings available therefor, are sufficient for SRAC to maintain such Fixed Charge Coverage Ratio, and (ii) as long as SRAC is so required to cause Sears to maintain ownership of SRAC, Sears will maintain such ownership. The Indenture provides that SRAC (i) will cause Sears to observe and perform in all material respects all covenants or agreements of Sears contained in the Fixed Charge Coverage and Ownership Agreement and (ii) will not amend, waive, terminate or otherwise modify any provision of the Fixed Charge Coverage and Ownership Agreement. (Section 3.6)

DEFAULTS

  The following are defaults with respect to any series of Debt Securities:
(a) failure to pay the principal amount (and premium, if any) on such series when due and payable; (b) failure to pay any interest on such series when due, continued for 30 days (unless the entire amount of such payment is deposited by SRAC with the Trustee or with a paying agent prior to the expiration of 30 days); (c) failure to perform any other covenant of SRAC in the Indenture (other than a covenant included in the Indenture solely for the benefit of any series of Debt Securities other than that series), continued for 60 days after written notice; (d) acceleration of $100,000,000 or more in principal amount of indebtedness for borrowed money of SRAC (including acceleration with respect to Debt Securities other than that series) or Sears under the terms of the instrument under which such indebtedness is issued or secured (including the Indenture), if such indebtedness shall not have been discharged or such acceleration is not annulled within 30 days after written notice or prior to the time principal owed on the outstanding Debt Securities of that series shall be declared due and payable, except as a result of compliance with applicable laws, orders or decrees; and (e) certain events of bankruptcy, insolvency, or reorganization. In addition, a particular series of Debt Securities may provide for additional events of default, as may be described in the Prospectus Supplement. If a default shall occur and be continuing with respect to any series of Debt Securities, the Trustee or the Holders of a majority in principal amount of the outstanding Debt Securities of that series may declare the principal amount of such series (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) due and payable immediately, which declaration may, in certain instances, be annulled by the Holders of a majority of the principal amount of outstanding Debt Securities of that series. In the case of such declaration, there would become due and payable such principal amount plus any accrued interest or other periodic payments. (Section 6.1)

  No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder previously shall have given to the Trustee written notice of a default and unless also the Holders of a majority of the principal amount of outstanding Debt Securities of that series shall have made written request upon the Trustee, offering reasonable indemnity, to institute such proceeding as Trustee, and the Trustee shall have neglected or refused to institute such proceeding within a reasonable time. However, the right of any Holder of any Debt Security of that series to enforce the payment of principal and interest on such Debt Security, on or after the due dates expressed in such Debt Security, may not be impaired or affected. (Section 6.7)

  SRAC is required to furnish annually to the Trustee statements as to the performance or fulfillment of its covenants, agreements or conditions in the Indenture and as to the absence of default. (Section 3.4)

MODIFICATION OR AMENDMENT OF THE INDENTURE

  Modifications and alterations of the Indenture may be made by SRAC with the consent of the Holders of a majority of the aggregate principal amount of the outstanding Debt Securities of each series affected by the modification or alteration, provided that no such change shall be made without the consent of the Holders of each Debt Security then outstanding affected thereby which will
(a) permit the extension of the time of payment of any payment on any such Debt Security, or a reduction in any such payment, or (b) reduce the above-stated percentage of Holders of any series of Debt Securities whose consent is required to modify or alter the Indenture. (Article XI)

DEFEASANCE

  Unless otherwise provided for in the accompanying Prospectus Supplement, SRAC may discharge the Indenture with respect to Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, replace mutilated, destroyed, lost and stolen Debt Securities of such series, maintain paying agencies and hold moneys for payment in trust) upon the deposit with the Trustee or a paying agent, in trust, of (1) money in an amount sufficient, or (2) U.S. Government Obligations (if the Debt Securities are denominated in U.S. dollars) or Eligible Obligations (if the Debt Securities are denominated in a Foreign Currency) which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient, or (3) any combination thereof in an amount sufficient, to pay the principal, premium, if any, and each installment of interest on the Debt Securities of such series on the dates such payments are due in accordance with the terms of the Indenture and such Debt Securities. Such a trust may only be established if, among other things, SRAC has received a ruling from the Internal Revenue Service or an opinion of recognized counsel who is not an employee of SRAC based on a change of law, in either case to the effect that, among other things, the Holders of the Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of the Indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. Notwithstanding such deposit, the obligations of SRAC under the Indenture to pay interest and principal shall remain in full force and effect until the Debt Securities of such series have been paid in full. (Section 13.4)

  If and when a ruling from the Internal Revenue Service or an opinion of recognized counsel can be provided without reliance upon the continuation of SRAC's obligations regarding the payment of interest and principal, then such obligations of SRAC shall cease upon delivery to the Trustee of such ruling or opinion and compliance with the other conditions precedent provided for in the Indenture. (Section 13.4) Under present ruling positions of the Internal Revenue Service, such a ruling is not obtainable.

REGARDING THE TRUSTEE

  The Chase Manhattan Bank, which is a Trustee under an Indenture, performs other services for SRAC.

                             PLAN OF DISTRIBUTION

  General. SRAC may sell Debt Securities to or through underwriters, and also may sell Debt Securities directly to other purchasers or through agents. It is anticipated that SRAC will offer Debt Securities directly to brokers or dealers, investment companies, insurance companies, banks, savings and loan associations, trust companies or similar institutions, and trusts for which a bank, savings and loan association, trust company or investment adviser is the trustee or authorized to make investment decisions.

  The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Prospectus Supplement will describe the method of distribution of the Offered Debt Securities.

  In connection with the sale of Debt Securities, underwriters may receive compensation from SRAC or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts, commissions or concessions received by them and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions under the Act. Any such underwriter or agent will be identified, and any such compensation will be described, in the Prospectus Supplement.

  Under agreements that may be entered into by SRAC, underwriters, dealers and agents who participate in the distribution of Debt Securities may be entitled to indemnification by SRAC against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL OPINION

  Unless otherwise specified in the accompanying Prospectus Supplement, the legality of the Debt Securities is being passed upon for SRAC by Nancy K. Bellis, an Assistant General Counsel of Sears.

                                    EXPERTS

  The annual financial statements incorporated by reference in this prospectus and the financial statements from which the Summary Financial Information included in this Prospectus have been derived have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein, and with respect to the Summary Financial Information has been included as Exhibit 99 to the Registration Statement. Such financial statements and Summary Financial Information have been incorporated by reference and included herein, respectively, in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

  With respect to the unaudited interim financial information contained in the Quarterly Reports on Form 10-Q for Sears and SRAC, which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in the Quarterly Reports on Form 10-Q for Sears and SRAC and incorporated by reference herein, they did not audit and they did not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

                                 EXHIBIT INDEX

                                                                   SEQUENTIALLY
     EXHIBIT                                                         NUMBERED
     NUMBER                      DESCRIPTION                           PAGE
     -------                     -----------                       ------------
      1(a)   Form of Underwriting Agreement (incorporated by
             reference to Exhibit 1(a) to Registration Statement
             on Form S-3, Registration Statement No. 333-9817).
      1(b)   Form of Distribution Agreement (incorporated by
             reference to Exhibit 1(b) to Registration Statement
             on Form S-3, Registration Statement No. 333-9817).
      4(a)   Form of Indenture (incorporated by reference to
             Exhibit 4(a) to Amendment No. 1 to Registration
             Statement on Form S-3, Registration Statement No.
             33-64215).
      4(b)   Indenture dated as of May 15, 1995 between Sears
             Roebuck Acceptance Corp. and The Chase Manhattan
             Bank, N.A. (incorporated by reference to Exhibit
             4(b) to Amendment No. 1 to Registration Statement
             on Form S-3, Registration Statement No. 33-64215).
      4(c)   Fixed Charge Coverage and Ownership Agreement dated
             as of May 15, 1995 between Sears Roebuck Acceptance
             Corp. and Sears, Roebuck and Co. (incorporated by
             reference to Exhibit 4(e) to registrant's Current
             Report on Form 8-K for June 8, 1995, File No. 1-
             4040).
      4(d)   Form of Extension Agreement between Sears Roebuck
             Acceptance Corp. and Sears, Roebuck and Co.
             (incorporated by reference to Exhibit 4(d) to
             Registration Statement on Form S-3, Registration
             Statement No. 333-9817).
      5      Opinion of Nancy K. Bellis*
     12(a)   Calculation of Ratio of Earnings to Fixed Charges
             for Sears Roebuck Acceptance Corp. for the year
             ended December 28, 1996 (incorporated by reference
             to Exhibit 12 to registrant's Annual Report on Form
             10-K for the year ended December 28, 1996, File No.
             1-4040).
     12(b)   Calculation of Ratio of Earnings to Fixed Charges
             for Sears Roebuck Acceptance Corp. for the year
             ended December 30, 1995 (incorporated by reference
             to Exhibit 12 to registrant's Annual Report on Form
             10-K for the year ended December 30, 1995, File No.
             1-4040).
     12(c)   Calculation of Ratio of Earnings to Fixed Charges
             for Sears Roebuck Acceptance Corp. for the year
             ended December 31, 1994 (incorporated by reference
             to Exhibit 12 to registrant's Annual Report on Form
             10-K for the year ended December 31, 1994, File No.
             1-4040).
     12(d)   Calculation of Ratio of Earnings to Fixed Charges
             for Sears Roebuck Acceptance Corp. for the year
             ended December 31, 1993 (incorporated by reference
             to Exhibit 12 to registrant's Annual Report on Form
             10-K for the year ended December 31, 1993, File No.
             1-4040).
     12(e)   Calculation of Ratio of Earnings to Fixed Charges
             for Sears Roebuck Acceptance Corp. for the year
             ended December 31, 1992 (incorporated by reference
             to Exhibit 12 to registrant's Annual Report on Form
             10-K for the year ended December 31, 1992, File No.
             1-4040).
     12(f)   Calculation of Ratio of Earnings to Fixed Charges
             for Sears Roebuck Acceptance Corp. for the three-
             month period ended March 29, 1997 (incorporated by
             reference to Exhibit 12 to registrant's Quarterly
             Report on Form 10-Q for the quarterly period ended
             March 29, 1997, File No. 1-4040).

                                                                   SEQUENTIALLY
     EXHIBIT                                                         NUMBERED
     NUMBER                      DESCRIPTION                           PAGE
     -------                     -----------                       ------------
     12(g)   Calculation of Ratio of Income to Fixed Charges for
             Sears, Roebuck and Co. and consolidated
             subsidiaries for each of the five fiscal years
             ended December 28, 1996, and for the three-month
             period ended March 29, 1997 (incorporated by
             reference to Exhibit 12 to Sears Quarterly Report
             on Form 10-Q for the quarterly period ended March
             29, 1997, File No. 1-416).
     15(a)   Acknowledgement of awareness from Deloitte & Touche
             LLP concerning unaudited interim financial
             information (Sears Roebuck Acceptance Corp.).*
     15(b)   Acknowledgement of awareness from Deloitte & Touche
             LLP concerning unaudited interim financial
             information (Sears, Roebuck and Co.).*
     23(a)   Consent of Deloitte & Touche LLP (Sears Roebuck
             Acceptance Corp.).*
     23(b)   Consent of Deloitte & Touche LLP (Sears, Roebuck
             and Co.).*
     23(c)   Consent of Nancy K. Bellis (included in Exhibit 5).
     24(a)   Power of Attorney of certain officers and directors
             of the registrant.*
     24(b)   Power of Attorney of certain officers and directors
             of the co-registrant.*
     25      Form T-1 Statement of Eligibility and Qualification
             under the Trust Indenture Act of 1939, as amended
             (incorporated by reference to Exhibit 25 to
             Registration Statement on Form S-3, Registration
             Statement No. 333-9817).

--------
*Filed herewith.

                                   PART II.

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      S.E.C Registration Fee......................................... $1,551,724
      *Rating Agency Fee.............................................    450,000
      *Trustee's Fees................................................      9,000
      *Printing and Engraving........................................    150,000
      *Legal Fees....................................................    150,000
      *Auditors' Fees................................................     75,000
      *Miscellaneous.................................................    114,276
                                                                      ----------
          Total...................................................... $2,500,000
                                                                      ==========

--------
*estimated

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

  SRAC is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware ("GCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

  Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his or her conduct was unlawful.

  Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

  Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

  Article 11 of SRAC's Certificate of Incorporation provides for indemnification of SRAC's officers and directors to the fullest extent permitted by applicable law.

  Certain directors of SRAC are also officers of Sears, a New York corporation. Sections 721 through 724 of the New York Business Corporation Law ("BCL") provide that in certain circumstances a corporation may indemnify directors and officers against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of any action or proceeding by it or in the right of any other corporation which such directors or officers served in any capacity at the request of Sears, if such director or officer (i) acted, in good faith, for a purpose which he or she reasonably believed not to be opposed to the best interests of SRAC and, (ii) in criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful; provided, however, that no indemnification may be provided where a person had been adjudged to have acted in bad faith or to have engaged in active and deliberate dishonesty and were material to the cause of action adjudicated, or to have gained a financial profit or other advantage to which he or she was not legally entitled. A corporation is required to indemnify against reasonable expenses (including attorneys' fees) any director or officer who successfully defends any such actions. The foregoing statements are subject to the detailed provisions of the BCL.

  Article V of the by-laws of Sears provides that Sears shall indemnify to the full extent permitted by law, any person made, or threatened to be made, a party to, or who is otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or his testator or intestate, while a director or officer of Sears and at the request of Sears, is or was serving another corporation in any capacity, against judgments, fines, amounts paid in settlement and all expenses, including attorneys' fees, actually incurred as a result of such action. Article V states that the indemnification benefits provided thereby are contract rights, enforceable as if set forth in a written contract.

  Sears has in effect insurance policies in the amount of $100 million covering all of Sears and SRAC's directors and officers in certain instances where by law they may not be indemnified by Sears or SRAC.

  The form of Underwriting Agreement and the form of Distribution Agreement, filed as Exhibits 1(a) and 1(b) hereto, respectively, and incorporated herein by reference, contain certain provisions relating to indemnification.

ITEM 16. EXHIBITS.

      1(a)     Form of Underwriting Agreement (incorporated by reference
               to Exhibit 1(a) to Registration Statement on Form S-3,
               Registration Statement No. 333-9817).
      1(b)     Form of Distribution Agreement (incorporated by reference
               to Exhibit 1(b) to Registration Statement on Form S-3,
               Registration Statement No. 333-9817).
      4(a)     Form of Indenture (incorporated by reference to Exhibit
               4(d) to Amendment No. 1 to Registration Statement on Form
               S-3, Registration Statement No. 33-64215).
      4(b)     Indenture dated as of May 15, 1995 between Sears Roebuck
               Acceptance Corp. and The Chase Manhattan Bank, N.A.
               (incorporated by reference to Exhibit 4(b) to Amendment
               No. 1 to Registration Statement on Form S-3, Registration
               Statement No. 33-64215).
      4(c)     Fixed Charge Coverage and Ownership Agreement dated as of
               May 15, 1995 between Sears Roebuck Acceptance Corp. and
               Sears, Roebuck and Co. (incorporated by reference to
               Exhibit 4(e) to registrant's Current Report on Form 8-K
               for June 8, 1995, File No. 1-4040).
      4(d)     Form of Extension Agreement between Sears Roebuck
               Acceptance Corp. and Sears, Roebuck and Co. (incorporated
               by reference to Exhibit 4(d) to Registration Statement on
               Form S-3 Registration Statement No. 333-9817).
      5        Opinion of Nancy K. Bellis.*

     12(a)  Calculation of Ratio of Earnings to Fixed Charges for
            Sears Roebuck Acceptance Corp. for the year ended December 28, 1996 (incorporated by reference to Exhibit 12 to registrant's Annual Report on Form 10-K for the year ended December 28, 1996, File No. 1-4040).
     12(b)  Calculation of Ratio of Earnings to Fixed Charges for
            Sears Roebuck Acceptance Corp. for the year ended December 30, 1995 (incorporated by reference to Exhibit 12 to registrant's Annual Report on
            Form 10-K for the year ended December 30, 1995, File No. 1-4040).
     12(c)  Calculation of Ratio of Earnings to Fixed Charges for
            Sears Roebuck Acceptance Corp. for the year ended December 31, 1994 (incorporated by reference to Exhibit 12 to registrant's Annual Report on
            Form 10-K for the year ended December 31, 1994, File No. 1-4040).
     12(d)  Calculation of Ratio of Earnings to Fixed Charges for
            Sears Roebuck Acceptance Corp. for the year ended December 31, 1993 (incorporated by reference to Exhibit 12 to registrant's Annual Report on
            Form 10-K for the year ended December 31, 1993, File No. 1-4040).
     12(e)  Calculation of Ratio of Earnings to Fixed Charges for
            Sears Roebuck Acceptance Corp. for the year ended December 31, 1992 (incorporated by reference to Exhibit 12 to registrant's Annual Report on
            Form 10-K for the year ended December 31, 1992, File No. 1-4040).
     12(f)  Calculation of Ratio of Earnings to Fixed Charges for
            Sears Roebuck Acceptance Corp. for the three-month period ended March 29, 1997 (incorporated by reference to Exhibit 12 to registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 29, 1997, File
            No. 1-4040).
     12(g)  Calculation of Ratio of Income to Fixed Charges for Sears,
            Roebuck and Co. and consolidated subsidiaries for each of the five fiscal years ended December 28, 1996, and for the three-month period ended March 29, 1997
            (incorporated by reference to Exhibit 12 to Sears Quarterly
            Report on Form 10-Q for the quarterly period ended March 29, 1997, File No. 1-416).
     15(a) Acknowledgement of awareness from Deloitte & Touche LLP concerning unaudited interim financial information (Sears Roebuck Acceptance Corp.).*
     15(b) Acknowledgement of awareness from Deloitte & Touche LLP concerning unaudited interim financial information (Sears, Roebuck and Co.).*
     23(a)  Consent of Deloitte & Touche LLP (Sears Roebuck Acceptance Corp.).*
     23(b)  Consent of Deloitte & Touche LLP (Sears, Roebuck and Co.).*
     23(c)  Consent of Nancy K. Bellis (included in Exhibit 5).
     24(a) Power of Attorney of certain officers and directors of the registrant.*
     24(b) Power of Attorney of certain officers and directors of the co-registrant.*
     25     Form T-1 Statement of Eligibility and Qualification under the Trust
            Indenture Act of 1939, as amended (incorporated by reference to Exhibit 25 to Registration Statement on Form S-3, Registration
            Statement No. 333-9817).

--------
*Filed herewith.

ITEM 17. UNDERTAKINGS

  The undersigned registrant and co-registrant hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant or co-registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant and co-registrant hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's or co-registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant or co-registrant pursuant to the provisions described in this registration statement above, or otherwise, the registrant and the co-registrant have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant or co-registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant or co-registrant by such director, officer or controlling person in connection with the securities being registered, the registrant or co-registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT AND CO-REGISTRANT CERTIFY THAT THEY HAVE REASONABLE GROUNDS TO BELIEVE THAT THEY MEET ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAVE DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN GREENVILLE, STATE OF DELAWARE, AND HOFFMAN ESTATES, STATE OF ILLINOIS, RESPECTIVELY, ON THE 8TH DAY OF JULY, 1997.

                                          Sears Roebuck Acceptance Corp.


                                                      Keith E. Trost*
                                          By___________________________________
                                                      Keith E. Trost
                                                         President

                                          Sears, Roebuck and Co.


                                                     Alice M. Peterson**
                                          By___________________________________
                                                      Alice M. Peterson
                                                Vice President and Treasurer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


       /s/ Keith E. Trost*           Director and President of
____________________________________   Sears Roebuck Acceptance
           Keith E. Trost              Corp. (Principal Executive
                                       Officer)

      /s/ George F. Slook*           Director and Vice President
____________________________________   and Assistant Secretary of
          George F. Slook              Sears Roebuck Acceptance
                                       Corp. (Principal Financial
                                       and Accounting Officer)
    /s/ James D. Constantine*        Director of Sears Roebuck
____________________________________   Acceptance Corp.
        James D. Constantine
     /s/ Alice M. Peterson**         Director of Sears Roebuck
____________________________________   Acceptance Corp.
         Alice M. Peterson

      /s/ Larry R. Raymond*          Director of Sears Roebuck
____________________________________   Acceptance Corp.
          Larry R. Raymond


             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


     /s/ Arthur C. Martinez**        Director, Chairman of the
____________________________________   Board of Directors,
         Arthur C. Martinez            President and Chief
                                       Executive Officer of
                                       Sears, Roebuck and Co.
                                       (Principal Executive
                                       Officer)
        /s/ Alan J. Lacy**           Executive Vice President and
____________________________________   Chief Financial Officer of
            Alan J. Lacy               Sears, Roebuck and Co.
                                       (Principal Financial
                                       Officer)

      /s/ James A. Blanda**          Vice President and
____________________________________   Controller of Sears,
          James A. Blanda              Roebuck and Co. (Principal
                                       Accounting Officer)
      /s/ Hall Adams, Jr.**          Director of Sears, Roebuck
____________________________________   and Co.
          Hall Adams, Jr.
      /s/ Warren L. Batts**          Director of Sears, Roebuck
____________________________________   and Co.
          Warren L. Batts
  /s/ Alston D. Correll, Jr. **      Director of Sears, Roebuck
____________________________________   and Co.
       Alston D. Correll, Jr.
      /s/ Michael A. Miles**         Director of Sears, Roebuck
____________________________________   and Co.
          Michael A. Miles
    /s/ Richard C. Notebaert**       Director of Sears, Roebuck
____________________________________   and Co.
        Richard C. Notebaert
  /s/ Clarence B. Rogers, Jr.**      Director of Sears, Roebuck
____________________________________   and Co.
      Clarence B. Rogers, Jr.
     /s/ Donald H. Rumsfeld**        Director of Sears, Roebuck
____________________________________   and Co.
         Donald H. Rumsfeld
     /s/ Dorothy A. Terrell**        Director of Sears, Roebuck
____________________________________   and Co.
         Dorothy A. Terrell


     /s/ Keith E. Trost
*By____________________________
        Keith E. Trost
      Individually and as
       Attorney-in-fact

     /s/ Alice M. Peterson
**By___________________________
       Alice M. Peterson
      Individually and as
        Attorney-in-fact